EXHIBIT 99.1

SOLICITATION AGREEMENT

THIS SOLICITATION AGREEMENT (“Agreement”) is dated as of July 3, 2007, by and between Arkados Group, Inc. (the “Company”) and Trident Partners, Ltd. (“Broker”).

RECITALS

WHEREAS, the Company desires to retain Broker to act as a nonexclusive Solicitation Agent in connection with the solicitation of an amendment (“the Amendment”) to extend the due date of the Company’s outstanding 6% Convertible Notes due June 30 and July 7, 2007 (“the Notes”) held by current customers of Broker (“Broker Customers”); and

WHEREAS, there is $1,066,500 principal amount of the notes outstanding; and

WHEREAS, the Amendment requires the consent of holders of $711,000 of the principal amount of the Notes to be effective with respect to all holders;

WHEREAS, the Company desires Broker to act on behalf of the Company, and Broker is willing to do so in connection with the Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Appointment of the Solicitation Agent. The Company hereby appoints Broker to act as a nonexclusive Solicitation Agent for the Company in connection with the Amendment and Broker hereby accepts such appointment. Broker shall, consistent with its obligations under applicable laws and the rules and regulations of the National Association of Securities Dealers (“NASD”), use its reasonable best efforts to maximize the number of Broker Customers to agree to the Amendment, including appropriate communications with the record owners and beneficial owners of the Notes, as well as with said owners’ brokers, agents or other representatives.

2. Solicitation Fee.

(a) Amount of Solicitation Fee. The Company shall pay Broker a fee in respect of the Broker Customers that consent to the Amendment by July 6, 2007 (“Consenting Holders”) for whom Broker delivers executed documentation evidencing their agreement to the Amendment (the “Solicitation Fee”), consisting of:

(i) a non-refundable cash payment of $25,000, payable on or before July 13, 2007; and

(ii) that number of three year warrants to acquire shares of the Company’s common stock substantially in the form annexed hereto as Exhibit A (the “Warrants”) determined by multiplying the principal amount held by Consenting Holders that are Broker Customers by 100%.

(b) Conditions to Payment of Solicitation Fee. The Company shall only be obligated to pay the Solicitation Fee to Broker if all of the following conditions are met: (i) the actions of Broker in soliciting the exercise of the Amendments have been consistent with applicable federal and state securities laws, the guidelines of the NASD and applicable SEC rules and regulations, including Regulation M; and (ii) disclosure of the Company’s compensation arrangement with Broker is made by Broker in documents provided to the holders of the Notes.

(c) Timing of Payment of Solicitation Fee. Within five (5) days after the effective date of the Amendment, the Company will delver a notice to Broker setting forth the names of the Broker Customers that are Consenting Holders and the principal amount of the Notes that they each hold for which Broker has solicited in accordance with this Agreement, together with payment of the Solicitation Fee with respect to the Amendments delivered by Broker.

(d) Entire Solicitation Fee. The consideration to be paid to Broker under Section 2(a) above represents the entire consideration payable by the Company to Broker, its agents, brokers or representatives in connection with the services described under Section 1 of this Agreement.

(e) Broker shall be responsible for compliance with applicable state securities and “blue sky” laws in connection with the solicitation of the Amendment. Broker shall notify the Company of the states of residence of holders of the Notes in which Broker intends to solicit the Amendment

3. Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding agreement and obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, including, without limitation laws regarding fraudulent or preferential transfers, or by the principles governing the availability of equitable remedies.

(b) Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company, each as amended to date; (ii) assuming the Broker Customers are accredited investors; require any consent, approval, authorization or permit from, or filing with or notification to, any United States or foreign governmental or regulatory authority or other third party, except for any such consents, approvals, authorizations, permits, filings or notifications, the absence of which would not have a material adverse effect on the Company; (iii) result in a breach of the terms, conditions or provisions of, constitute a default (or an event which, upon notice or lapse of time or both, would constitute a default) under or cause, permit or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement or other material instrument or obligation to which the Company is a party or by which the Company is bound; or (iv) conflict with or result in a violation of any provision of (A) any statute, rule, regulation or ordinance which conflict or violation might have a material adverse impact on the Company or (B) any material order, writ, injunction, judgment, award, decree, permit or license applicable to the Company or any of the Company’s properties or assets.

4. Representations and Warranties of Broker. Broker represents and warrants as follows:

(a) Broker is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its organization or incorporation and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All proceedings on the part of Broker necessary to authorize this Agreement and the transactions contemplated hereby have been duly and validly taken. This Agreement has been duly and validly authorized, executed and delivered by Broker, constitutes the legal, valid and binding agreement and obligation of Broker, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, including, without limitation laws regarding fraudulent or preferential transfers, or by the principles governing the availability of equitable remedies.

(b) Neither the execution and delivery of this Agreement by Broker nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the governing instruments of Broker, each as amended to date; (ii) require any consent, approval, authorization or permit from, or filing with or notification to, any United States or foreign governmental or regulatory authority or other third party, including the Securities and Exchange Commission, and the National Association of Securities Dealers by Broker; (iii) result in a breach of the terms, conditions or provisions of, constitute a default (or an event which, upon notice or lapse of time or both, would constitute a default) under or cause, permit or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement or other material instrument or obligation to which Broker is a party or by which Broker is bound; or (iv) conflict with or result in a violation of any provision of (A) any statute, rule, regulation or ordinance which conflict or violation might have a material adverse impact on Broker, including the Rules of the National Association of Securities Dealers and the Rules and Regulations of the Commission or (B) any material order, writ, injunction, judgment, award, decree, permit or license applicable to Broker or any of Broker’s properties or assets.

5. Termination . Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated by the Company at any time and for any reason effective the close of the Company’s next business day after delivery of written notice of termination to Broker in accordance with Section 6(e) herein. If this Agreement is terminated pursuant to this Section 6, this Agreement shall thereafter have no effect except for the Company’s obligation to pay the Solicitation Fee for Consenting Holders that are Broker Customers prior to the effectiveness of said termination which shall survive the termination of this Agreement.

6. Miscellaneous.

(a) Survival of Representations and Warranties. The parties’ respective representations and warranties contained in this Agreement shall survive until three years after the termination of this Agreement at which time they shall expire and be deemed terminated and thereafter neither party may claim any damage for breach thereof.

(b) Amendment and Waiver. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, but only in a writing signed by such party, and this Agreement may be amended or supplemented at any time, but only by written agreement of the Company and Broker. Any such waiver with respect to a failure to observe any such provision shall not operate as a waiver of any subsequent failure to observe such provision unless otherwise expressly provided in such waiver.

(c) Expenses. Except as otherwise provided in this Agreement, the Company and Broker shall pay their respective fees, commissions, costs, and other expenses, separately incurred in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

(d) Entire Agreement. This Agreement contains the entire agreement between the Company and Broker with respect to the solicitation of the Amendment and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

(e) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or sent by fax (except for legal process) or certified mail, postage prepaid, to:

Company:

Arkados Group, Inc.
220 Old New Brunswick Road, Suite 202
Piscataway, NJ 08854
Attn: Oleg Logvinov
Chief Executive Officer
Fax No: (732) 465-9600

With copies to:

Sommer and Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY 10016
Attn: Herbert H. Sommer, Esq.
Fax No: (516) 228-8211

Company: Trident Partners, Ltd
500 North Broadway, Suite 145
Jericho, New York 11753
Fax No: (516) 681- 9891

With Copies to:

Morritt, Hock, Hamroff and Horowitz, LLP
400 Garden City Plaza, Suite 202
Garden City, NY 11530
Attn: Dennis C. O’Rourke, Esq. Fax No: (516)873-2010

or to such other address or fax number as any party hereto may, from time to time, designate in a written notice given in a like manner. Notice given by fax shall be deemed delivered on the day the sender receives confirmation that such notice was received at the fax number of the addressee, provided that if the faxed notice is transmitted by the sender after 5:00 p.m. (Eastern time), it shall be deemed to have been delivered the following day. Notice given by mail as set out above shall be deemed delivered three calendar days after the date the same is postmarked.

(f) Assignment. Except as provided in the following sentence, this Agreement may not be assigned, by operation of law or otherwise, and any attempt to do so shall be void. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

(h) Construction of Agreement. Each of the parties hereto acknowledges and agrees that no provision in this Agreement is to be interpreted for or against any party because that party or that party’s legal representative drafted the provision.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

ARKADOS GROUP, INC.

By:	/s/ Oleg Logvinov
Name:	Oleg Logvinov
Title:	Chief Executive Officer

TRIDENT PARTNERS, LTD.

By:
Name:	Brian F. Schantz
Title:	President